Exhibit 10.7

EXTENSION AGREEMENT TO AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

between J. Don McGregor (“Executive”) and

Pogo Producing Company, a Delaware corporation (“Company”)

WHEREAS, Executive and Company are parties to an “Amended and Restated Executive Employment Agreement” bearing an original “Effective Date” of February 1, 2005; and

WHEREAS, August 1, 2007 is hereby deemed to be the “Renewal Date” in that Amended and Restated Executive Employment Agreement; and

WHEREAS, Executive and Company each wish to extend said Amended and Restated Executive Employment Agreement for an additional one-year period so as to terminate (unless further extended) two years thereafter, (to-wit August 1, 2008); and

WHEREAS, Company desires to retain the services of Executive for the benefit of Company and its shareholders, and desires to induce Executive to remain in its employ for that extended time period; and

WHEREAS, Executive has agreed to continue to serve as an employee of Company for the period specified herein from and after the date of this Extension Agreement; and

WHEREAS, Company and Executive desire to enter into this Extension Agreement in order to formally secure for Company the benefit of the experience and abilities of Executive, and to set forth the agreements and understandings of Company and Executive; and

WHEREAS, Company has advised Executive that execution and performance of this Extension Agreement by Company has been duly authorized and approved by all requisite corporate action on the part of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements herein contained, and in consideration of the sum of $10 paid by Company to Executive, receipt whereof is hereby acknowledged by Executive, Executive and Company do hereby agree as follows:

1.             The first two sentences of Section 1(b) of the Amended and Restated Executive Employment Agreement between Executive and Company bearing an “Effective Date” of February 1, 2005 and a “Renewal Date” which is deemed herein to be August 1, 2006, are hereby amended to read as follows in order to extend the Employment Period for an additional one-year period commencing August 1, 2007 and ending July 31, 2008, unless such Employment Period is hereafter further extended for an additional period by both Executive and Company:

“The “Employment Period” shall mean the period commencing on the Effective Date and ending on August 1, 2008.  On August 1, 2007 and on each annual anniversary of such date (the “Renewal Date”), the Employment Period shall be reviewed, to determine whether, in the discretion of the Company, it should be extended for one additional year so as to terminate two years from such Renewal Date.”

2.             All provisions of the Amended and Restated Executive Employment Agreement between Executive and Company dated as of February 1, 2005, and as it is herein amended, are continued in full force and effect without change as if the Amended and Restated Executive Employment Agreement had been initially effective as of August 1, 2006.

POGO PRODUCING COMPANY

	By:	/s/ John O. McCoy, Jr.
John O. McCoy, Jr.
Executive Vice President and
Chief Administrative Officer
ATTEST:

/s/ Joe Ann Kingdon
Assistant Corporate Secretary
EMPLOYEE:

/s/ J. Don McGregor
J. Don McGregor